Exhibit 1.1

                           PLACEMENT AGENCY AGREEMENT

January 26, 2004

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA 92660

Ladies and Gentlemen:

     Introductory. NTN Communications, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions herein, to issue and sell an aggregate of up to 3,943,661 shares (the "Shares" or "Securities.") of its common stock, $0.005 par value per share (the "Common Stock"), directly to various institutional investors (collectively, the "Investors").

     The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

     (a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement between the Company and Roth Capital Partners, LLC ("Roth Capital"), Roth Capital shall be the Company's exclusive placement agent (in such capacity, the "Placement Agent"), on a commercially reasonable best efforts basis, in connection with the issuance and sale by the Company of the Securities in a proposed takedown from shelf Registration Statement No. 333-33078, or other registration statement(s) filed or to be filed to accomplish the takedown, with the terms of the offering to be subject to market conditions and negotiations between the Company, Roth Capital and the prospective Investors (such takedown shall be referred to herein as the "Offering"). As compensation for services rendered, and provided that any of the Securities are sold to Investors in the Offering, on the Closing Date (as defined below) of the Offering, the Company shall pay to the Placement Agent or the Company's designees in accordance with
Section 2 of the engagement letter dated January 7, 2004 between the Company and Roth Capital (the "Engagement Letter"), and shall issue Roth Capital a warrant to purchase Common Stock (the "Warrant") substantially in the form attached to attached hereto as Exhibit A. In connection with the Offering, the parties will enter into a pricing agreement in the form attached hereto as Exhibit B ("Pricing Agreement"), which shall be deemed a part of this Agreement and which shall set forth the terms of the Offering, including the compensation to be paid to the Placement Agent for services rendered in connection therewith.

     This Agreement shall not give rise to any commitment by the Placement Agent to purchase any of the Securities, and the Placement Agent shall have no authority to bind the Company. The Placement Agent shall act on a commercially reasonable best efforts basis and does not guarantee that it will be able to raise new capital in the prospective Offering. The Company shall be under no obligation to agree to any of the proposed terms of the Investors. The Company acknowledges that any advice given by Roth Capital to the Company is solely for benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent's prior written consent. The Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the Offering.

     The term of Roth Capital's exclusive engagement will be 45 days; however, either party may terminate the engagement at any time upon 10 days written notice to the other party. Upon termination, Roth Capital will be entitled to collect all fees earned and expenses incurred through the date of termination,

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and the amounts described in the next sentence, if applicable. If Roth Capital's exclusive engagement is terminated prior to the expiration of the 45 day period beginning on the date hereof (the "Exclusive Term") for reasons other than termination of this engagement by Roth Capital, any person to whom Placement Agent introduced the Company, or with which we have discussions or negotiations about an investment in the Company during the term of this Agreement, purchases securities from the Company (other than through an underwritten public offering) during the six months following termination of this Agreement, the Company agrees to pay to Placement Agent upon the closing of such transaction a cash fee in the amount that would otherwise have been payable to the Placement Agent had such transaction occurred during the term. Nothing in this Agreement shall be construed to limit the ability of Roth Capital or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entitles or persons other than the Company.

Section 2. Representations, Warranties and Agreements of the Company.

     The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of the Closing Date of the Offering, as follows:

     (a) Securities Law Filings. The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") the Registration Statement on such Form S-3 (Registration File No. 333-33078), which became effective April 7, 2000, for the registration under the Act of the Securities. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to a placement of the Securities and the plan of distribution thereof and has advised the Placement Agent of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is
hereinafter  called  the  "Base  Prospectus";   and  the  supplemented  form  of
prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called a "Prospectus Supplement." Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the "Incorporated Documents") pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Base Prospectus or Prospectus Supplement, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus Supplement, as the case may be.

     (b) No Stop Order. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company's knowledge, is threatened by the Commission.

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     (c) Compliance with Applicable Regulations. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Base Prospectus and the Prospectus Supplement, as of its respective date, complied (or in the case of the Prospectus Supplement will comply) in all material respects with the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not (or in the case of the Prospectus Supplement will not) contain as of the effective date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were
filed  with  the  Commission,   conformed  in  all  material   respects  to  the
requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to the information contained in or omitted from the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Placement Agent specifically for use in the Registration Statement or the Prospectus Supplement. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the effective date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.

     (d) Reports and Documents, etc. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that
(x) have not been filed as required pursuant to the Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

     (e) Offering Materials Furnished to the Placement Agent. The Company has delivered, or will as promptly as practicable deliver, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Base Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests.

     (f) Distribution of Offering Material. The Company has not distributed and will not distribute, prior to the completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Base Prospectus and the Prospectus Supplement or the Registration Statement and copies of the documents incorporated by reference therein. For the avoidance of doubt, any other material prepared and distributed solely by the Placement Agent is not deemed to be distributed by the Company for purposes of this paragraph (f).

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     (g) The  Placement  Agency  Agreement  & Warrant.  This  Agreement  and the
Warrant have been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (h) Authorization of the Securities. The Securities have been duly authorized for issuance and sale, and when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable. At all times there shall be reserved for issuance and delivery upon exercise of the Warrant such number of shares of Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of the Warrant, and all such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable.

     (i) No Applicable Registration or Other Similar Rights. There are no persons with registration, preemptive or other similar rights to have any securities (whether equity, debt or any combination thereof) registered or qualified for sale under the Registration Statement or the Prospectus Supplement or included in the Offering contemplated by this Agreement, except for such rights as have been duly waived or satisfied.

     (j) No Material Adverse Change or Material Adverse Effect. Except as disclosed in the Base Prospectus and in any Prospectus Supplement: (i) there has been no material adverse change or effect, or any development that could reasonably be expected to result in a material adverse change or effect, in the financial condition or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and the significant subsidiaries of the Company, as that term is defined in Rule 1-02(w) of Regulation S-X (the "Significant Subsidiaries") taken as a whole (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) the Company and the Significant Subsidiaries have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

     (k) Independent Accountants. KPMG LLC ("KMPG"), who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes and schedules thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and incorporated by reference in the Base Prospectus or Prospectus Supplement, are independent public or certified public accountants as required by the Act and the Exchange Act.

     (l) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement or included or incorporated by reference in the Base Prospectus or Prospectus Supplement present fairly the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified therein. The supporting exhibits and schedules included in the Registration Statement, if any, present fairly the information required to be stated therein subject to the normal year-end adjustments which are not expected to be material in amount. The assumptions used in preparing any pro forma financial statements provide a reasonable basis for presenting the significant effects attributable to the transactions or events described therein, the related pro forma adjustments comply with Regulation G under the Exchange Act and give appropriate effect to the assumptions and the pro forma columns and reconciliations therein reflect

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the  proper  application  of the  adjustments  to the  corresponding  historical financial statements. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles as applied in the United States ("GAAP"), as applicable, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and comply in all material respects with the Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder. No other financial statements or supporting schedules or exhibits are required by the Act or the rules and regulations of the Commission thereunder to be included in the Registration Statement, Base Prospectus or the Prospectus Supplement.

     (m) Incorporation and Good Standing. Each of the Company and its Significant Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own its properties and other assets and conduct its business as described in the Prospectus Supplement, and is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification or license, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

     (n) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and in the Prospectus Supplement (other than for issuances after the dates thereof, if any, pursuant to employee benefit plans described in any Prospectus Supplement or upon exercise of outstanding options or warrants described in any Prospectus Supplement). The Securities conform in all material respects to the description thereof contained in the Base Prospectus and the Prospectus Supplement. The outstanding capital stock of the Company, and the outstanding options, warrants, or convertible securities of the Company, are as described in the Base Prospectus and Prospectus Supplement, as of the date such information is presented therein. Since January 7, 2004, the Company has not issued any securities other than Common Stock of the Company pursuant to the exercise of previously outstanding options in connection with the Company's employee stock purchase and option plans (the "Plans") and options granted pursuant to the Plans in the ordinary course of business consistent with past practice, in each case as disclosed in the Base Prospectus and the Prospectus Supplement. All the issued and outstanding shares of the capital stock of the Company and the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance, in all material respects, with federal and state securities laws, as applicable. Except as set forth in the Base Prospectus and the Prospectus Supplement, all of the outstanding shares of capital stock of the Significant Subsidiaries are owned, directly or indirectly, by the Company. None of the outstanding shares of capital stock of the Company or any Significant Subsidiary were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any Significant Subsidiary other than those described in the Base Prospectus and the Prospectus Supplement and other than options granted pursuant to the Plans in the ordinary course of business consistent with past practice. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options, warrants or other rights granted thereunder, set forth in the Base Prospectus and the Prospectus Supplement accurately and fairly presents the information required by the Act to be shown with respect to such plans, arrangements, options and rights. Except for the Significant Subsidiaries or as set forth in the Base Prospectus or in any Prospectus Supplement, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities or have any equity interest in any other person.

     (o) Stock Exchange Listing. The Common Stock (including any shares of Common Stock issued in the Offering or to be issued upon exercise of the Warrant) is registered under the Exchange Act and is or will be as of the

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Closing Date listed on the American Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the American Stock Exchange, nor has the Company received any information suggesting that the Commission or the American Stock Exchange is contemplating terminating or suspending such registration or listing, except as disclosed in the Base Prospectus or in any Prospectus Supplement.

     (p) No Consents, Approvals or Authorizations Required. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body or vote of the Company's shareholders is required in connection with the performance by the Company of its obligations under this Agreement or the offering or sale of its Securities or the issuance of the Warrant hereunder, except such as have been obtained or made or are contemplated by Section 2(a) to be obtained or made.

     (q) Non-Contravention of Existing Instruments and Agreements. Neither the issue and sale of the Securities, the Warrant, nor the performance by the Company of its obligations under this Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or the loss of any benefit under, or give rise to a right of acceleration or any other right, or the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to: (i) the charter or by-laws of the Company or any Significant Subsidiary; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any Significant Subsidiary is a party or is bound or to which any of its property is subject and which conflict, breach or violation is reasonably likely to have a Material Adverse Effect; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Significant Subsidiary, as the case may be, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary, as the case may be, or any of its property.

     (r) No Defaults or Violations. None of the Company or the Significant Subsidiaries is in violation or default of: (i) any provision of its charter or by-laws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property is subject; or (iii) any foreign, federal, state or local statute, law or rule applicable to the Company or Significant Subsidiary, as the case may be, or any regulation, judgment, order or decree of any court, governmental body, or agency having jurisdiction over the Company or Significant Subsidiary, as the case may be, or any of its property, as applicable, except in case of clause (ii) and (iii) any such violation or default which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change not specifically disclosed in the Base Prospectus or any Prospectus Supplement.

     (s) No Actions, Suits or Proceedings. Except as disclosed in the Base Prospectus or in any Prospectus Supplement, no action, suit or proceeding by or before any foreign, federal, state or local court or governmental agency, authority or body or any arbitrator involving the Company or any Significant Subsidiary, as the case may be, or any of its property is pending or, to the best knowledge of the Company, threatened that if adversely determined: (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (ii) could reasonably be expected to result in a Material Adverse Change.

     (t) All Necessary Permits, Etc. To the best of its knowledge, each of the Company and the Significant Subsidiaries possesses such valid and current certificates, authorizations and permits issued by the appropriate foreign, federal, state or local regulatory agencies or bodies necessary to conduct its

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business as currently conducted, except to the extent that the failure to obtain such certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

     (u) Title to Properties. Each of the Company and the Significant Subsidiaries has good and marketable title to all real property and personal property and assets reflected as owned by it in the financial statements referred to in Section 2(l) above (or elsewhere in the Base Prospectus or the Prospectus Supplement) and which are material to the business of the Company, in each case free and clear of any security interests, mortgages, liens, encumbrances, claims and other defects, except such as do not adversely affect the value of such property as to result in a Material Adverse Effect and do not materially interfere with the use made or proposed to be made of such property. The real property, improvements, equipment and personal property held under lease by each of the Company and the Significant Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material, and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property. The Company and the Significant Subsidiaries own or have valid rights to use the intellectual property assets used in their business, necessary to conduct the business described in the Base Prospectus and the Prospectus Supplement, and no material right is expected to expire, terminate or be disposed of in the foreseeable future, except as disclosed therein or, singly or in the aggregate, would result in a Material Adverse Effect. The Company has not received any notice of, and neither the Company nor any Significant Subsidiary has knowledge of, any infringement of or conflict with the rights of others, except where the loss of any such right would not be reasonably likely to have a Material Adverse Effect

     (v) Tax Law Compliance. Each of the Company and the Significant Subsidiaries has filed all necessary foreign, federal, state and local income and franchise Tax returns, except to the extent that the failure to file such Tax returns would not have a Material Adverse Effect, and have paid all Taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. Adequate charges, accruals and reserves have been made in the applicable financial statements referred to in Section 2(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any Significant Subsidiary has not been finally determined. Except as disclosed in the Base Prospectus or Prospectus Supplement, neither the Company nor any Significant Subsidiary is aware of any tax deficiency that has been or might reasonably be asserted or threatened against it that could reasonably be expected to result in a Material Adverse Change. For purposes of this Agreement, the terms "Tax" and "Taxes" mean all federal, state, local and foreign taxes, and any other assessments of a similar nature (whether imposed directly or through withholding), including, without limitation, any interest, additions to tax, or penalties applicable thereto. All such Tax returns are true, complete and correct in all material respects.

     (w) No Transfer Taxes or Other Fees. There are no transfer Taxes or other similar fees or charges under United States law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Securities, the Warrant, or the Common Stock underlying the Warrants.

     (x) Accounting Controls. Each of the Company and the Significant Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains a system of accounting controls sufficient to provide reasonable assurances that:
(A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, the Act and the Exchange Act and the rules and regulations of the Commission thereunder, and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (y) Company not an "Investment Company." None of the Company or any Significant Subsidiary is, or immediately after receipt of payment for the Securities or the Common Stock upon exercise of the Warrants will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"). Each of the Company and the Significant Subsidiaries will conduct its business in a manner so that it will not become subject to the Investment Company Act.

     (z) Insurance. Each of the Company and the Significant Subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are prudent and customary in the business in which it is engaged, including directors and officers liability. Neither the Company nor any Significant Subsidiary has any reason to believe that it will not be able: (i) to renew its existing insurance coverage as and when such policies expire; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted. Neither the Company nor any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied, such as would have a Material Adverse Effect.

     (aa) Labor Matters. No material labor disturbance by the employees of the Company or any Significant Subsidiary exists or, to the knowledge of the Company or any Significant Subsidiary, is threatened or imminent, and neither the Company nor any Significant Subsidiary is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or customers that could reasonably be expected to result in a Material Adverse Effect.

     (bb) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Securities.

     (cc) Prior Stock Issuances. All offers and sales of capital stock of the Company prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or blue sky laws.

     (dd) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any Significant Subsidiary or any other person required by the Act to be described in the Base Prospectus or any Prospectus Supplement, which have not been described, or incorporated by reference, therein as required.

     (ee) Exchange Act Reports Filed. The Company has timely filed all reports required of it to be filed pursuant to the Act and the Exchange Act and has filed all such reports in the manner prescribed thereby.

     (ff) Exhibits. Each agreement described in or filed as an exhibit to the Registration Statement, the Base Prospectus and/or the Prospectus Supplement, including all documents incorporated by reference therein, is in full force and effect and is valid and enforceable by the Company or Significant Subsidiary, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally. Neither the Company nor any Significant Subsidiary, as the case may be, nor, to the knowledge of the Company or any such Significant Subsidiary, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred that with notice or lapse of time or both would constitute such a default, in any such case where such default or event would have a Material Adverse Effect.

     (gg) Blue Sky Laws, NASD Matters. The Securities and the Common Stock issuable upon exercise of the Warrants have been or will be qualified for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors determine, or are or will be exempt from the qualification and broker-dealer requirements of such jurisdictions. With respect to the compensation to be paid to the Placement Agent under this Agreement, such compensation arrangements are exempt from the filing requirements of NASD Rule 2710 because the Company has met and continues to meet the pre-1992 eligibility requirements for the use of the Registration Statement on Form S-3 in connection with the Offering contemplated thereby and hereby. Further, the Securities meet the "actively traded securities" definition contained in NASD Rule IM-2110-1(7), namely, that the Securities have an ADTV value of at least $1 million and are issued by an issuer whose common equity securities have a public float value of at least $150 million. Additionally, the Company has been continuously subject to and fulfilled the reporting requirements under the Exchange Act for a period of 36 months. As used in this
Section 2(gg), "ADTV" means the worldwide average daily trading volume during the two full calendar months immediately preceding, or any 60 consecutive calendar days ending within the 10 calendar days preceding, the filing of a registration statement; or, if there is no registration statement or if the distribution involves the sale of securities on a delayed basis pursuant to Rule 415 of the Act, two full calendar months immediately preceding, or any consecutive 60 calendar days ending within the 10 calendar days preceding, the determination of the offering price.

     (hh) Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent in connection herewith or in connection with any Offering shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

Section 3. Delivery and Payment.

     On the Closing Date of the Offering, each of the Investors will deposit into an account designated by the Company an amount equal to the price per Security as set forth in the Pricing Agreement. At 10:00 a.m., California time or at such other time on the date of the closing of the takedown (the "Closing") as may be agreed upon by the Company and the Placement Agent (the "Closing Date"), the Company shall (a) deliver certificates in definitive form evidencing the Securities, against payment therefor, to the Investors, which shall be registered in such names and in such denominations as the Placement Agent or the Investors shall request by written notice to the Company; or (b) for Investors who provide the necessary account information to the Company, the Company shall cause such Securities to be issued and delivered into a balance account with The Depository Trust Company through its DWAC System. For the purpose of expedited checking and packaging of the certificates for the Securities, the Company agrees to make such certificates available for inspection at the offices of the Placement Agent at least 24 hours prior to the Closing Date. The Closing shall take place at the Company's principal executive offices or at the offices of the Company's legal counsel. All actions taken at the Closing shall be deemed to have occurred simultaneously.

Section 4. Covenants of the Company.

     The Company further covenants to and agrees with the Placement Agent as follows:

     (a) Registration Statement Matters. The Company agrees to advise the Placement Agent promptly during the period in which a prospectus is required by law to be delivered by a placement agent or a dealer in connection with the distribution of Securities contemplated by the Base Prospectus or any Prospectus Supplement (the "Prospectus Delivery Period"), of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus Supplement or any amended Prospectus Supplement has been filed and to furnish the Placement Agent with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise Placement Agent promptly after it receives notices thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus Supplement or for additional information and (ii) of the issuance by the Commission, of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document or any amendment or supplement thereto or any order preventing or suspending the use of the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus Supplement or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Base Prospectus or Prospectus Supplement or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

     (b) Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than the Prospectus Supplement. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities.

     (c) Amendments and Supplements to the Prospectus Supplement and Other Securities Act Matters. The Company will comply with the Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Base Prospectus and the Prospectus Supplement. If during the
Prospectus Delivery Period any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Base Prospectus or any Prospectus Supplement in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus Supplement is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Base Prospectus or any Prospectus Supplement to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Base Prospectus or any Prospectus Supplement so that the Prospectus Supplement as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Base Prospectus or any Prospectus Supplement will comply with such law. Before amending the Registration Statement or supplementing the Base Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file such amendment or supplement to which the Placement Agent reasonably and promptly objects.

     (d) Copies of any Amendments and Supplements to the Prospectus Supplement. The Company agrees to furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the later of the Closing Date of the Offering or such date that is, in the opinion of counsel for the Placement Agent, the end of the Prospectus Delivery Period, as many copies of the Base Prospectus and Prospectus Supplement and any amendments and supplements thereto (including any Incorporated Documents) as the Placement Agent may reasonably request.

     (e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus Supplement.

     (f) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for its Common Stock.

     (g) Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Act, but in any event not later than 18 months after the Closing Date of the Offering, the Company will make generally available to its security holders and to the Placement Agent an earnings statement, covering a period of at least 12 consecutive months beginning after the Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Act.

     (h) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall duly file, on a timely basis, with the Commission and the American Stock Exchange all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

     (i) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agent or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance acceptable to the Placement Agent, the Investors and the Company. The Company agrees that the Placement Agent may rely upon, and is a third party beneficiary of, the representation and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

Section 5. Conditions of the Obligations of the Placement Agent.

     The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 as of the date hereof and as of the Closing Date of the Offering as though then made, to the timely performance by the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

     (a) Compliance with Registration Requirements; No Stop Order; No Objection from the NASD. The Prospectus Supplement shall have been duly and timely filed with the Commission in accordance with Rule 424(b); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus Supplement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with.

     (b) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus Supplement, the registration, authorization, issue, sale and delivery of the Securities, and the issuance of the Warrants shall have been reasonably satisfactory to the Placement Agent's counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section 5.

     (c) No Material Adverse Change or Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any Material Adverse Change or Material Adverse Effect, which, in the Placement Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Securities on the terms and in the manner contemplated by the applicable Prospectus Supplement.

     (d) Opinion of Counsel for the Company. The Placement Agent shall have received on the Closing Date of the Offering, and the Company shall cause to be delivered to the Placement Agent, an opinion substantially in the form of Exhibit C attached hereto, of legal counsel to the Company, dated the Closing Date, addressed to the Placement Agent.

     (e) Accountants' Comfort Letter. The Placement Agent shall have received on the Closing Date and the Company shall cause to be delivered to the Placement Agent, a letter from KPMG (or the Company's then current independent auditors), addressed to the Placement Agent, dated as of the Closing Date, in a form mutually agreed upon. The letter shall not disclose any change in the financial condition, earnings, operations or business of the Company from that set forth in the Registration Statement or the Prospectus Supplement, which, in the Placement Agent's sole judgment, is material and adverse and that makes it, the Placement Agent's sole judgment, impracticable or inadvisable to proceed with the public offering of the Securities as contemplated by such Prospectus Supplement.

     (f) Officers' Certificate. The Placement Agent shall have received on the Closing Date a certificate of the Company, dated as of the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that:

          (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company's knowledge, threatened under the Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

          (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, the Base Prospectus and the Prospectus Supplement and any amendments or supplements thereto, and Incorporated Documents, when such documents became effective or were filed with the Commission, contained all material information required to be included therein by the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement, the Base Prospectus and the Prospectus Supplement, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Act and the rules and regulations of the Commission thereunder to be set forth in an amended or supplemented Prospectus Supplement which has not been so set forth;

          (iv) Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus Supplement, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Significant
     Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Significant Subsidiaries taken as a whole, incurred by the Company or any Significant Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company or any Significant Subsidiary; (e) any undisclosed dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Significant Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

          (v) The numbers and percentages contained in the Registration Statement, Base Prospectus, the Prospectus Supplement, the Company's Form 10-K for the fiscal year ended December 31, 2002, the Company's quarterly report on Form 10-Q for the three month and nine month period ended September 30, 2003, and the Company's Proxy Statement dated April 11, 2003, are true and correct.

     (g) Stock Exchange Listing. The Common Stock (including any shares of Common Stock issued in the Offering and upon exercise of the Warrant) is registered under the Exchange Act and is or will as of the Closing Date be listed on the American Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the American Stock Exchange, nor has the Company received any information suggesting that the Commission or the American Stock Exchange is contemplated terminating such registration or listing, except as disclosed in the Base Prospectus or Prospectus Supplement.

     (h) Compliance with Prospectus Delivery Requirements. The Company shall have complied with the provisions of Sections 2(e) and (f) and 4 (a), (c) and
(d) with respect to the furnishing of Prospectus Supplements.

     (i) Additional Documents. On or before the Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

Section 6. Payment of Expenses.

     The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Base Prospectus and the Prospectus Supplement, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys' fees and expenses incurred by the Company or the Placement Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country; (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Placement Agent in connection with, any review and approval by the NASD of the Placement Agent's participation in the offering and distribution of the Securities; (viii) the fees and expenses associated with including the Securities on the American Stock Exchange; (ix) all costs and expenses incident to the travel and accommodation of the Company's employees on the "roadshow," if any; and (x) all other fees, costs and expenses referred to in Part II of the Registration Statement.

Section 7. Reimbursement of Placement Agent's Expenses.

     Whether or not this Agreement is terminated, and whether or not the sale to the Investors of the Securities on the Closing Date is consummated, the Company agrees to reimburse the Placement Agent, upon demand, for the following out-of-pocket expenses that shall have been reasonably incurred by the Placement Agent in connection with the proposed purchase and the offering and sale of the
Securities: printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges; provided that the fees and disbursements for Roth Capital's legal counsel under Section 6 and this Section 7 shall not reimbursable in an amount in excess of $25,000 per takedown of Securities.

Section 8. Indemnification and Contribution.

     (a) Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent, its officers and employees, and each person, if any, who controls the Placement Agent within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Placement Agent or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Placement Agent in connection with, or relating in any manner to, the Securities or the Offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii) or (iv) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted from any such acts or failures to act undertaken or omitted to be taken by any Placement Agent through its bad faith, willful misconduct or gross negligence; and to reimburse such Placement Agent and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Placement Agent) as such expenses are reasonably incurred by such Placement Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Registration Statement, the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto).

     (b) Indemnification of the Company, its Directors and Officers. The Placement Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal, state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Placement Agent), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Prospectus Supplement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Placement Agent expressly for use therein and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Placement Agent may otherwise have.

     (c) Information Provided by the Placement Agent. The Company and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, hereby acknowledges that the only information that the Placement Agent will furnish to the Company expressly for use in any Prospectus Supplement (or any amendment or supplement thereto) are the statements regarding the Placement Agent set forth under the caption "Plan of Distribution" in the Prospectus Supplement.

     (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability, which it may have to any indemnified party for contribution to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action); (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes: (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (f) Contribution. If the indemnification provided for in this Section 8 is for any reason held unenforceable in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by an indemnified party under Section 8(a) or 8(b) above in such proportion as is appropriate to reflect the relative benefits received by such party on the one hand and the Placement Agent on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the "control" stockholders on the one hand or the Placement Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f): (i) no Placement Agent shall be required to contribute any amount in excess of the amount of the placement agent fees actually received by such Placement Agent pursuant to the Offering at issue; and
(ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (g) Timing of Any Payments of Indemnification. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than forty-five
(45) days of invoice to the indemnifying party (subject to receipt of an undertaking to repay such amounts if an indemnified party is ultimately found not to be eligible for indemnification hereunder).

     (h) Survival. Section 6 (Payment of Expenses), Section 7 (Reimbursement of Placement Agent's Expenses), Section 8 (Indemnification and Contribution) and
Section 9 (Representations and Indemnities to Survive Delivery) shall remain operative and in full force and effect, regardless of: (i) any investigation made by or on behalf of the Placement Agent or any person controlling such Placement Agent, the Company, its directors or officers or any persons controlling the Company; (ii) acceptance of any Securities and payment therefor hereunder; and (iii) any termination of this Agreement. A successor to the Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

     (i) Acknowledgements of Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and the Prospectus Supplement as required by the Act and the Exchange Act.

Section 9. Representations and Indemnities to Survive Delivery.

     The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 10. Notices.

     All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent:

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, California 92660
Facsimile: (949) 720-7223
Attention: Managing Director

With a copy to

Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, Arizona 85004
Facsimile: (602) 382-6070
Attention: Steven D. Pidgeon

If to the Company:

NTN Communications, Inc.
5966 La Place Court
Carlsbad, CA 92008
Facsimile: (760) 929-5289
Attention: Mr. Stanley Kinsey

With a copy to:

O'Melveny & Myers, LLP
400 South Hope Street
Los Angeles, CA 90071-2899
Facsimile: (213) 430-6407
Attention: C. James Levin

     Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 11. Successors.

     This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.

Section 12. Partial Unenforceability.

     The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13. Governing Law Provisions.

     (a) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the state of California applicable to agreements made and to be performed in such state.

     (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in Los Angeles, California (collectively, the
"Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 14. General Provisions.

     This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof (other than the agreements set forth in Section 2 and Appendix II of the Engagement Letter). This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         [The remainder of this page has been intentionally left blank.]
                            [Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                        Very truly yours,

                                        NTN COMMUNICATIONS, INC.

                                        By:  /s/ Stanley Kinsey
                                           ------------------------------------
                                            Name:  Stanley Kinsey
                                            Title: Chief Executive Officer


     The foregoing Placement Agency Agreement is hereby confirmed and accepted by the Placement Agent as of the date first above written.

ROTH CAPITAL PARTNERS LLC

By:  /s/ Aaron Gurewitz
   -----------------------------
   Name: Aaron Gurewitz
   Title: Managing Director

                                    EXHIBIT A

                                 FORM OF WARRANT

                                (attached hereto)

                            NTN COMMUNICATIONS, INC.
                              COMMON STOCK WARRANT


THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. UNDER NASD RULE 2710(c)(7)(A)(i) AND SUBJECT TO LIMITED EXCEPTIONS, THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED PRIOR TO JANUARY 30, 2005.

     This certifies that, for good and valuable consideration, receipt of which is hereby acknowledged, Roth Capital Partners LLC ("Holder") is entitled to purchase, subject to the terms and conditions of this Warrant, from NTN Communications, Inc., a Delaware corporation (the "Company"), [236,619] fully paid and nonassessable shares of the Company's common stock, $0.005 par value per share ("Common Stock") of the Company, in accordance with Section 2 hereof during the period commencing on January 30, 2004 (the "Commencement Date") and ending at 5:00 p.m. California time, January 30, 2009 (the "Expiration Date"), at which time this Warrant will expire and become void unless earlier terminated as provided herein. The shares of Common Stock of the Company for which this Warrant is exercisable, as adjusted from time to time pursuant to the terms hereof, are hereinafter referred to as the "Shares."

     1. Exercise Price. The initial purchase price for the Shares shall be $3.91 per share. Such price shall be subject to adjustment pursuant to the terms hereof (such price, as adjusted from time to time, is hereinafter referred to as the "Exercise Price").

     2. Exercise and Payment.

     (a) Cash Exercise. At any time after the Commencement Date, this Warrant may be exercised, in whole or in part, from time to time by the Holder, during the term hereof, by surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed by the Holder to the Company at the principal executive offices of the Company, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Shares thereby purchased, as designated in the Notice of Exercise. Payment may be in cash or by check payable to the order of the Company.

     (b) Net  Issuance.  In lieu of payment of the Exercise  Price  described in
Section 2(a), the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the

Company, with the net issue election notice annexed hereto (the "Net Issuance Election") duly executed, at the principal executive offices of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable Shares as is computed using the following formula:

where:                              X = Y (A-B)
                                        -------
                                           A

          X = the number of Shares to be issued to the Holder  pursuant  to this
          Section 2.

          Y = the number of Shares covered by this Warrant in respect of which the net issuance election is made pursuant to this Section 2.

          A = the fair market value of one share of Common Stock, as determined in accordance with the provisions of this Section 2.

          B = the Exercise Price in effect under this Warrant at the time the net issuance election is made pursuant to this Section 2.

For purposes of this Section 2, the "fair market value" per share of the Common Stock shall mean:

               (i) If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National or SmallCap Market of the National Association of Securities Dealers Automated Quotations System (the "Nasdaq National Market" and "Nasdaq SmallCap Market", respectively) or other over-the-counter quotation system, the fair market value shall be the last reported sale price of the Common Stock on such exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or other over-the-counter quotation system on the last business day before the effective date of exercise of the Net Issuance Election or if no such sale is made on such day, the mean of the closing bid and asked prices such day on such exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or other over-the-counter quotation system; and

               (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the fair market value shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company for authorized but unissued shares, as such price shall be determined by mutual agreement of the Company and the Holder of this Warrant.

     3. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

     4. Delivery of Stock Certificates. Within a reasonable time after exercise, in whole or in part, of this Warrant, the Company shall issue in the name of and deliver to the Holder a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock which the Holder shall have requested in the Notice of Exercise or Net Issuance Election, as applicable. If this Warrant is exercised in part, the Company shall deliver to the Holder a new Warrant for the unexercised portion of this Warrant at the time of delivery of such stock certificate or certificates.

     5. No Fractional Shares. No fractional shares or scrip representing fractional shares will be issued upon exercise of this Warrant. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the Holder the difference between the cash value of the fractional share and the portion of the Exercise Price allocable to the fractional share.

     6. Listing. Prior to the issuance of any shares of Common Stock upon exercise of this Warrant, the Company shall secure the listing of such shares of Common Stock upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

     7. Charges, Taxes and Expenses. The Company shall pay all transfer taxes or other incidental charges, if any, in connection with the transfer of the Shares purchased pursuant to the exercise hereof from the Company to the Holder.

     8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

     9. Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday that is not a legal holiday.

     10. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

          (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up or combination will be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments also will be made to the Exercise Price, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant as of such date shall remain the same.

          (b) Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or Convertible Securities without payment of any consideration by such holder for the additional shares of Common Stock or the Convertible Securities (including the additional shares of Common Stock issuable pursuant to the terms thereof), then the number of Shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable pursuant to the terms of the Convertible Securities) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable) for such dividend will equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable). As used herein, "Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

          (c) Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or Convertible Securities), then the Company may, at its option, either (i) decrease the Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company's board of directors or (ii) provide by resolution of the Company's board of directors that on exercise of this Warrant, the Holder hereof shall thereafter be entitled to receive, in addition to the Shares of Common Stock otherwise receivable on exercise hereof, the number of shares or other securities or property which would have been received had this Warrant at the time been exercised.

          (d) Merger. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such merger or consolidation, which would have been received by Holder for the Shares subject to this Warrant had this Warrant been exercised at such time.

          (e) Reclassification, Etc. If at any time after the date hereof there shall be a change or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such change or reclassification, which would have been received by Holder for the Shares subject to this Warrant had this Warrant been exercised at such time.

     11. Notice of Adjustments; Notices. Whenever the Exercise Price or number of Shares purchasable hereunder is adjusted pursuant to Section 10 hereof, the Company must execute and deliver to the Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of and kind of securities purchasable hereunder after giving effect to such adjustment, and must cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

     12. Rights As Stockholder; Notice to Holders. Nothing contained in this Warrant will be construed as conferring upon the Holder or his or its permitted transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company. The Company will notify the Warrant Holder by registered mail if at any time prior to the expiration or exercise in full of the Warrant, any of the following events occur:

          (a) a dissolution, liquidation or winding up of the Company shall be proposed;

          (b) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety; or

          (c) a taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other rights.

          Such giving of notice will be simultaneous with the giving of notice to holders of Common Stock. Such notice must specify the record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice will not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

     13. Restricted Securities. The Holder understands that this Warrant and, subject to the last sentence of this Section 13, the Shares purchasable hereunder constitute "restricted securities" under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the "1933 Act") or an applicable exemption from such registration. Unless the Shares are subsequently registered pursuant to Section 16 of this Warrant, the Holder further acknowledges that the securities legend on Exhibit A to the Notice of Exercise attached hereto shall be placed on any Shares issued to the Holder upon exercise of this Warrant. Notwithstanding the foregoing, if a Holder exercises a net issuance under
Section 2(b), the Shares will be deemed to purchased under Section 3(a)(9) of the 1933 Act and will not be "restricted securities" or subject to legend if the Warrant has been held for a period of one year or more.

     14. Certification of Investment Purpose. Unless a current registration statement under the 1933 Act shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder covenants and agrees that, at the time of exercise hereof, it will deliver to the Company a written certification executed by the Holder that the securities acquired by him upon exercise hereof are for the account of such Holder and acquired for investment purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof.

     15. Disposition of Shares; Transferability.

          (a) Holder hereby agrees not to make any disposition of any Shares purchased hereunder unless and until:

               (i) Holder shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition; and

               (ii) Holder shall have complied with all requirements of this Warrant applicable to the disposition of the Shares.

               The Company shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Section 15 or (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of the terms of this Warrant.

          (b) Transfer. This Warrant shall be transferable only on the books of the Company maintained at its principal office in Carlsbad, CA, or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto.

          (c) Limitations on Transfer. This Warrant may not be sold, transferred, assigned or hypothecated (any such action, a "Transfer") by the Holder except to (i) one or more persons, each of whom on the date of transfer is an officer of the Holder; (ii) a general partnership or general partnerships, the general partners of which are the Holder and one or more persons, each of whom on the date of transfer is an officer of the Holder;

     (iii) a successor to the Holder in any merger or consolidation; (iv) a purchaser of all or substantially all of the Holder's assets; (v) any person receiving this Warrant from one or more of the persons listed in this Section 15(c) at such person's death pursuant to will, trust or the laws of intestate succession, or (vi) after one year from the date of this Warrant, any person receiving the Warrant from the persons listed in this
     Section 15. This Warrant may be divided or combined, upon request to the Company by the Holder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. If at the time of a Transfer, a Registration Statement is not in effect to register this Warrant, the Company may require the Holder to make such representations, and may place such legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.

     16. Registration Rights.

          (a) Piggyback Registration. If at any time prior to the Expiration Date, the Company determines to register for its own account or the account of others under the 1933 Act any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business, or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Holder of Warrants or Shares written notice of such determination and, if within twenty (20) days after receipt of such notice, such Holder shall so request in writing (hereafter a "Selling Holder"), the Company shall include in such Registration Statement all or any part of the Shares issuable or issued upon exercise of the Warrants (the "Registrable Securities") such Selling Holder requests to be registered. The obligations of the Company under this Section 16(a) may be waived by Holders holding a majority in interest of the Registrable Securities. In the event that the managing underwriter for an offering advises the Company in writing that the inclusion of such securities in the offering would be materially detrimental to the offering, such Registrable Securities shall be excluded from the Registration Statement.

          (b) Demand Registration. Within 90 days after the Commencement Date, the Company will on Form S-3 (or an equivalent form) prepare and file at its own expense a Registration Statement with the Commission and appropriate "blue sky" authorities sufficient to permit the public offering of the Registrable Securities and will use its best efforts at its own expense through its officers, directors, auditors and counsel, in all matters necessary or advisable, to cause such Registration Statement to become effective as promptly as practicable and to maintain such effectiveness so as to permit resale of the Shares covered by the Request. The Company shall take all commercially reasonable actions to maintain eligibility to use Form S-3 (or an equivalent form) for resales of the Shares.

          (c) Obligations of the Holders. In connection with the registration of the Registrable Securities pursuant to either Sections 16(a) or (b), the Selling Holders shall have the following obligations:

               (i) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to each Selling Holder that such Selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Selling Holder of the information the Company requires from each such Selling Holder (the "Requested Information") in the case of a Registration Statement being prepared pursuant to
          Section 16(b) or if such Selling Holder elects to have any of such Selling Holder's Registrable Securities included in the Registration Statement in the case of a Registration Statement being prepared pursuant to Section 16(a).

               (ii) Each Selling Holder by such Selling Holder's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Selling Holder has notified the Company in writing of such Selling Holder's election to exclude all of such Selling Holder's Registrable Securities from the Registration Statement; and

               (iii) No Selling Holder may participate in any underwritten registration hereunder unless such Selling Holder (i) agrees to sell such Selling Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Selling Holders entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting, except as provided in Section 16(d) below.

          (d) Obligations of the Company. If and whenever the Company is required to use its best efforts to take action pursuant to any Federal or state law or regulation to permit the sale or other disposition of any Shares purchasable upon exercise of this Warrant that are then held or that may be acquired upon exercise of the Warrants in order to effect or cause the registration of any Registrable Securities under the 1933 Act as provided in this Section 16, the Company shall, as expeditiously as practicable:

               (i) Prepare and file with the SEC, as soon as practicable and no later than ninety (90) days after any request for registration has been given to the Company, a Registration Statement on any appropriate form under the 1933 Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statements to become effective; provided that before filing a Registration Statement or Prospectus or any amendment or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents provided to be filed, which documents will be subject to the review of such Holders and underwriters;

               (ii) prepare and file with the SEC such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for a reasonable period or as otherwise provided herein; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

               (iii) notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (D) if at any time the representations and warranties of the Company contemplated by paragraph (xiv) below ceases to be true and correct in all material respects; (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
          (F) of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (iv) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment, and promptly file any amendment to the Registration Statement or supplement to the Prospectus necessary to correct any information contained in the Registration Statement or Prospectus which makes any statement of a material fact made in such Registration Statement, the Prospectus or any document incorporated therein by reference untrue or misleading;

               (v) if reasonably requested by the managing underwriters, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters believe (on advice of counsel) should be included therein as required by applicable law relating to such sale of Registrable Securities, including, without limitation, information with respect to the purchase price being paid for the Registrable Securities by such underwriters and with respect to any other terms of the underwritten (or "best-efforts" underwritten) offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

               (vi) furnish to each selling Holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

               (vii) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any Amendment or supplement thereto;

               (viii) prior to any public offering of Registrable Securities, cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder or underwriter reasonably requests in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company will not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject the Company to general service of process in any jurisdiction where it is not at the time so subject;

               (ix) cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities to the underwriters;

               (x) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

               (xi) upon the occurrence of any event contemplated by Section 16(d)(iii)(F) above, prepare a supplement or post-effective amendment to the applicable Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (xii) with respect to each issue or class of Registrable Securities, use its best efforts to cause all Registrable Securities covered by the Registration Statements to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed if requested by the Holders of a majority of such issue or class of Registrable Securities;

               (xiii) enter into such agreements (including an underwriting agreement) and take all such other action reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, if the registration is in connection with an underwritten offering (A) make such representations and warranties to the underwriters, in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offering and confirm the same if and when requested; (B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the underwriters and selling Holders of Registrable Securities) addressed to the underwriters and selling
          Holders of Registrable Securities covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters and selling Holders of Registrable Securities; (C) obtain "cold comfort" letters and updates thereof from the Company's accountants addressed to the underwriters and selling Holders of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (D) set forth in full in any underwriting agreement entered into the indemnification provisions and procedures of Section 16(f) hereof with respect to all parties to be indemnified pursuant to said Section; and (E) deliver such documents and certificates as may be reasonably requested by the underwriters to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required hereunder;

               (xiv) [reserved]

               (xv) make available for inspection by one or more representatives of the Holders of Registrable Securities being sold, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representatives, in connection with such; and

               (xvi) otherwise use its best efforts to comply with all applicable Federal and state regulations; and take such other action as may be reasonably necessary to or advisable to enable each such Holder and each such underwriter to consummate the sale or disposition in such jurisdiction or jurisdiction in which any such Holder or underwriter shall have requested that the Registrable Securities be sold.

Except as otherwise provided in this Agreement, the Company shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each Registration Statement, the selection of underwriters, and the distribution of any preliminary prospectus included in the Registration Statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or for the account of one or more of its other security holders.

     The Company may require each Seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information as may otherwise be required by the 1933 Act to be included in such Registration Statement.

          (e) Expenses of Registration. All expenses, other than underwriting discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 16(a) or 16(b), including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company and the Selling Holders, shall be borne by the Company; provided, however, that the Company shall only be required to bear the fees and out-of-pocket expenses of one legal counsel selected by the Selling Holders in connection with such registration.

          (f) Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

               (i) To the extent permitted by law, the Company will indemnify and hold harmless each Selling Holder who holds such Registrable Securities, the directors, if any, of such Selling Holder, the officers, if any, of such Selling Holder, each person, if any, who controls any Selling Holder within the meaning of the 1933 Act, any underwriter (as defined in the 1933 Act) for the Selling Holders, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the 1933 Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, "Claims") to which any of them may become subject under the 1933 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement when it first became effective, or any related final prospectus, amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading (a "Violation"). The Company shall reimburse the Selling Holders and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 16(f)(i) shall not apply in such case to the extent any such Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, and shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

               (ii) In connection with any Registration Statement in which a Selling Holder is participating, each such Selling Holder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 16(f)(i), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for use in connection with such Registration Statement, and such Selling Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim;
          provided,  however,  that the  indemnity  agreement  contained in this
          Section 16(f)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Selling Holder, which consent shall not be unreasonably withheld.

               (iii) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution to the same extent as provided above, with respect to information furnished in writing by such persons expressly for inclusion in the Registration Statement.

               (iv)  Promptly  after  receipt  by  an   Indemnified   Person  or
          Indemnified Party under this Section 16(f) of notice of the commencement of any action or proceeding (including any governmental action or investigation), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is made against any indemnifying party under this Section 16(f), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnifying Party shall pay for only one separate legal counsel and local counsel for the Indemnified Parties; such legal counsel shall be selected by the Indemnified Parties holding a majority in interest of the Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 16(f), except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 16(f) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

               (v) Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of Registrable Securities, the Company, the Selling Holders and the underwriter(s) enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification and contribution among the parties, the indemnification and contribution provisions of this
          Section 16(f) shall be deemed inoperative for purposes of such offering.

          (g) Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 16(f) to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 16(f), (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

          (h) Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144; and

               (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

               (iii) furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities without registration pursuant to Rule 144.

          (i) Assignment of the Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Holders to transferees or assignees of all or any portion of such securities only if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee,
     (iii) such assignment is in accordance with and permitted by law and all other agreements between the transferor or assignor and the Company, including without limitation, stockholder's agreements, warrants and subscription agreements, and the transferor or assignor otherwise is not in material default of any obligation to the Company under any such other agreement, and (iv) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

          17. Miscellaneous.

          (a) Construction. Unless the context indicates otherwise, the term "Holder" shall include any transferee or transferees of this Warrant pursuant to Section 15(b), and the term "Warrant" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to Section 15.

          (b) Restrictions. By receipt of this Warrant, the Holder makes the same representations with respect to the acquisition of this Warrant as the Holder is required to make upon the exercise of this Warrant and acquisition of the Shares purchasable hereunder as set forth in the Form of Investment Letter attached as Exhibit A to the Notice of Exercise attached hereto.

          (c) Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (or one (1) day following timely deposit with a reputable overnight courier with next day delivery instructions), or upon confirmation of receipt by the sender of any notice by facsimile transmission, at the address indicated below or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          To Holder:                Roth Capital Partners LLC
                                    24 Corporate Plaza
                                    Newport Beach, California 92660
                                    Attention: Managing Director

          To the Company:           NTN Communications, Inc.
                                    5966 La Place
                                    Carlsbad, CA 92008
                                    Attention:  Chief Executive Officer

          (d) Governing Law. This Warrant shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          (e) Entire Agreement. This Warrant, the exhibits and schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

          (f) Binding Effect. This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and Holder and its successors and assigns.

          (g) Waiver; Consent. This Warrant may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Warrant or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

          (h) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

          (i) Counterparts. This Warrant may be signed in several counterparts, each of which shall constitute an original.

     IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Warrant effective as of the date hereof.



DATED: January 30, 2004

                                    COMPANY:



                                    NTN COMMUNICATIONS, INC. ,

                                    a Delaware corporation


                                    ------------------------------------------
                                    By: Stanley Kinsey
                                    Its: Chief Executive Officer

                                    HOLDER:

                                    ROTH CAPITAL PARTNERS LLC, a California limited liability company

                                    By:
                                       -----------------------------------------

                                    Its:
                                        ----------------------------------------

                               NOTICE OF EXERCISE


To:     NTN Communications, Inc.
        5966 La Place
        Carlsbad, CA 92008
        Attention:  Chief Executive Officer


     1. The undersigned hereby elects to purchase _____________ shares of common stock, $0.005 par value per Share ("Stock") of NTN Communications, Inc., a Delaware corporation (the "Company") pursuant to the terms of the attached
Warrant, and tenders herewith payment of the purchase price pursuant to the terms of the Warrant.

     2. Attached as Exhibit A is an investment representation letter addressed to the Company and executed by the undersigned as required by Section 14 of the Warrant.

     3. Please issue certificates representing the shares of Stock purchased hereunder in the names and in the denominations indicated on Exhibit A attached hereto.

     4. Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.


                                         Holder:
                                                ----------------------------

Dated: _______________
                                         ---------------------------------------
                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------

                                    EXHIBIT A


                        Investment Representation Letter


                                (attached hereto)

                                INVESTMENT LETTER



To:     NTN Communications, Inc.                              Date:_____________
        5966 La Place
        Carlsbad, CA 92008
        Attention:  Chief Executive Officer


     The   undersigned   holder  (the   "Holder")   of  a  Warrant  to  purchase
_____________ shares of common stock, $0.005 par value per share ("Stock") of NTN Communications, Inc., a Delaware corporation (the "Company"), hereby certifies that, as of the date hereof, the Stock acquired by such Holder upon delivery of the Notice of Exercise and exercise of the Warrant is for the account of such Holder and acquired for investment purposes only and that such Stock is not acquired with a view to, or for sale in connection with, any distribution thereof.


                                         Holder:
                                                ----------------------------

Dated: _______________
                                         ---------------------------------------
                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------

                          NET ISSUANCE ELECTION NOTICE


To:     NTN Communications, Inc.                              Date:_____________
        5966 La Place
        Carlsbad, CA 92008
        Attention:  Chief Executive Officer




     The undersigned hereby elects under Section 2 of the attached Warrant to surrender the right to purchase ___________ shares of Common Stock pursuant to the attached Warrant. The Certificate(s) for the shares issuable upon such net issuance election shall be issued in the name of the undersigned or as otherwise indicated below.





Signature:




Name for Registration:



Mailing Address:

                                    EXHIBIT B

                                PRICING AGREEMENT

                                (attached hereto)

                                PRICING AGREEMENT


Roth Capital Partners. LLC
24 Corporate Plaza
Newport Beach, CA 92660


                                                                January 26, 2004

Ladies and Gentlemen:

     NTN Communications, Inc., a Delaware corporation (the "Company"), subject to the terms, conditions, representations and warranties stated herein and in the Placement Agency Agreement dated January 26, 2004 (the "Placement Agreement") between the Company and Roth Capital Partners, LLC, proposes to issue and sell to the investors named in Schedule I hereto (the "Investors"), the amount or number of Securities specified in Schedule I hereto. Capitalized terms not otherwise defined herein shall have the meanings given in the Placement Agreement.

     An amendment to the Registration Statement, or a supplement to the Base Prospectus, as the case may be, relating to the Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein (including the schedules hereto) and in the Placement Agreement, the Company agrees to issue and sell to each of the Investors, at the time and place and at the purchase price as set forth in Schedule II hereto, the number and type of Securities set forth opposite the name of each such Investor in Schedule I hereto. In the event that the Investors, in the aggregate, fail to purchase at least 67% of the total Securities listed in Schedule I, then the Company may elect not to issue and sell to the Investors or the Company may continue to issue and sell the remaining Securities.

     Provided that the Securities are issued and sold to each of the Investors pursuant to the terms of the Placement Agreement and this Pricing Agreement on the Closing Date set forth in Schedule II, the Company shall pay to the Placement Agent the amount set forth in Schedule II as compensation for services rendered in connection with the issuance and sale of the Securities.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof.


                                         Very truly yours,

                                         NTN COMMUNICATIONS, INC.


                                         By:__________________________
                                            Name: Stanley Kinsey
                                            Title: Chief Executive Officer



Accepted as of the date hereof:

Roth Capital Partners, LLC


By:________________________________
   Name: Aaron Gurewitz
   Title: Managing Director

                                   SCHEDULE I

--------------------------------------------------------------------------------
    Investors                          Amount or Number of      Purchase Price
                                           Securities
                                             to be
                                           Purchased
--------------------------------------------------------------------------------
RS INVESTMENT MANAGEMENT                   1,500,000             $ 5,325,000
--------------------------------------------------------------------------------
MEDIA GENERAL                                564,000             $ 2,002,200
--------------------------------------------------------------------------------
NICHOLAS APPLEGATE CAPITAL MANAGEMENT        550,000             $ 1,952,500
--------------------------------------------------------------------------------
033 ASSET MANAGEMENT, LLC                    500,000             $ 1,775,000
--------------------------------------------------------------------------------
MICROCAPITAL FUND                            325,000             $ 1,153,750
--------------------------------------------------------------------------------
COLONIAL FUND, LLC                           135,000             $   479,250
--------------------------------------------------------------------------------
PROXIMITY CAPITAL, LLC                       115,000             $   408,250
--------------------------------------------------------------------------------
RITCHIE CAPITAL MANAGEMENT                   100,000             $   355,000
--------------------------------------------------------------------------------
DUNLAP EQUITY MGMT.                           35,000             $   124,250
--------------------------------------------------------------------------------
RLR PARTNERS LP                               35,000             $   124,250
--------------------------------------------------------------------------------
SOMERSET ASSET                                25,000             $    88,750
--------------------------------------------------------------------------------
YAHK CAPITAL                                  25,000             $    88,750
--------------------------------------------------------------------------------
WAGONHOUND INVESTMENTS, LLC                   24,661             $    87,547
--------------------------------------------------------------------------------
RAJO CAPITAL MANAGEMENT, LLC                  10,000             $    35,500
--------------------------------------------------------------------------------
        Total.........................     3,943,661             $14,000,000
--------------------------------------------------------------------------------

                                   SCHEDULE II


Title of Securities:

   o 3,943,661 shares of Common Stock, $.005 par value per share.

   o A warrant granted to Roth Capital Partners, LLC for the purchase of up to
     236,619   shares  of  Common   Stock  (the   "Placement   Agent   Warrant")
     substantially in the form attached to the Placement Agency Agreement as Exhibit A.

Aggregate amount:

     $14,000,000

Price to Investors:

     $3.55 per share

Commission to Placement Agent:

   o The Company shall pay to the Placement Agent an amount equal to 6% of the gross proceeds received by the Company from the sale of the Securities, subject to a 1.5% reduction of such fee with respect to gross proceeds received by the Company from the sale of Securities, if any, to Media General Inc. or any of its affiliates in the Offering. Further, at the closing of the transaction, 25% of the placement agent cash fee otherwise payable to the Placement Agent (but excluding amounts subject to the 1.5% fee reduction provided for above) shall be paid, at the direction of the Company, to Gilford Securities, Inc. and $30,000 of the placement agent cash fee otherwise payable to the Placement Agent shall be paid, at the direction of the Company, to Fagenson & Co., Inc.

   o The Placement Agent Warrant

Specified funds for payment of purchase price:

     Same day funds

Closing Date:

     January 30, 2004

Time of Delivery:

     10:00 a.m., California time

Closing Location:

     Offices of the Company's counsel or such other place as the parties shall mutually agree.

                                   EXHIBIT C

                                 FORM OF OPINION

                                (attached hereto)

January __, 2004



Roth Capital Partners LLC
24 Corporate Plaza
Newport Beach, CA 92660

     Re: Sale of  3,943,661  Shares of the Common  Stock of NTN
         Communications, Inc.

Ladies and Gentlemen

     We have acted as special counsel to NTN Communications, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of (i) an aggregate of 3,943,661 shares (the "Shares") of the Company's common stock, $0.005 par value per share (the "Common Stock"), pursuant to a Placement Agency Agreement, dated January 30, 2004 (the "Agreement"), between the Company and Roth Capital Partners LLC (the "Placement Agent") and (ii) a warrant issued by the Company to the Placement Agent (the "Warrant") to purchase 236,619 shares of Common Stock (the "Warrant Shares"). We are providing this opinion to you at the request of the Company pursuant to Section 5(d) of the Agreement. The Agreement and the Warrant are collectively referred to as the "Transaction Documents."

     In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the Transaction Documents and the documents, orders, judgment and decrees listed in the Company Certificate dated as of the date hereof (the "Company Certificate"). As to relevant factual matters, we have relied upon, among other things, the Company's factual representations in the Company Certificate and the secretary's certificate, copies of which has been delivered to you. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

     We also have examined the registration statement on Form S-3 (Reg. No. 333-33078), filed by the Company with the Securities and Exchange Commission (the "Commission") for purposes of registering the Shares under the Securities Act of 1933, as amended (the "1933 Act"), Amendment No. 1 and Amendment No. 2 to such registration statement, the prospectus dated April 7, 2000, and the prospectus supplement dated January 27, 2004. The registration statement, as amended, and the prospectus, as supplemented by the prospectus supplement, in each case excluding the documents incorporated in them by reference, are herein referred to as the "Registration Statement" and the "Prospectus," respectively. We also have examined the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003, the Company's Current Reports on Form 8-K filed on January 15, 2003, January 22, 2003, February 3, 2003, August 14, 2003, and January 7, 2004, and the Company's Amendment to Current Report on Form 8-K/A filed on October 14, 2003

(collectively, the "Incorporated Documents").

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. To the extent that the Company's obligations depend on the enforceability of the Transaction Documents against the other parties to the Transaction Documents, we have assumed that the Transaction Documents are enforceable against such other parties.

     On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

      (i) The Company has been duly incorporated, and is validly existing in good standing under the laws of the State of Delaware, with corporate power to own its properties and assets and to carry on its business as described in the Prospectus, to enter into the Transaction Documents, and to perform its obligations under the Transaction Documents.

     (ii) The execution,  delivery and  performance of the Transaction
          Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Transaction Documents have been duly executed and delivered by the Company.

    (iii) The Warrant constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

     (iv) The execution and delivery by the Company of the Transaction Documents do not, and the Company's performance of its obligations under the Transaction Documents will not, (a) violate the Company's certificate of incorporation, as amended, or its bylaws as in effect on the date of this opinion, (b) violate, breach or result in a default under, any existing obligation of or restriction on the Company under any other agreement (the "Other Agreements") identified in the Company Certificate, or (c) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any California or federal court or governmental authority binding on the Company identified in the Company Certificate. If an Other Agreement is governed by the laws of a jurisdiction other than California, we have assumed such Other Agreement is governed by the laws of the State of California.

      (v) The execution and delivery by the Company of the Transaction Documents do not, and the Company's performance of its obligations under the Transaction Documents will not, violate the current Delaware General Corporation Law or any current California or federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Transaction Documents that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Transaction Documents, except that, we express no opinion regarding any federal securities laws, or Blue Sky or state securities laws or Section 8 of the Agreement or Section 16(f) and 16(g) of the Warrant except as otherwise expressly stated herein.

     (vi) The Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares in accordance with the Agreement and the book-entry of the Securities by the transfer agent for the Company's common stock in the name of the Depository Trust Company or its nominee, the Shares will be validly issued, fully paid and non-assessable.

    (vii) The Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Warrant Shares in accordance with the Warrant and the countersigning of the certificate or certificates representing the Warrant Shares by a duly authorized signatory of the registrar for the Common Stock, the Warrant Shares will be validly issued, fully paid and non-assessable.

   (viii) The Incorporated Documents, on the respective dates they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the 1934 Act, as amended, and the related rules and regulations in effect at the respective dates of their filing, except that we express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein.

     (ix) The Registration Statement, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the 1933 Act and the related rules and regulations in effect at the date of filing, except that we express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein.

      (x) The Registration Statement has been declared effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission.

     (xi) No order, consent, permit or approval of any California or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to the transactions of the type contemplated by the Transaction Documents is required on the part of the Company for the execution and delivery of, and performance of its obligations under, the Transaction Documents or for the issuance and sale of the Shares and Warrant Shares, except such as have been obtained under the 1933 Act and such as may be required under applicable Blue Sky or state securities laws.

   (xii) The authorized capital stock of the Company consists of 84,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

   (xiii) [Other than Media General, Inc. and its affiliates,] holders of the capital stock of the Company are not entitled to any preemptive right to subscribe to any additional shares of the Company's capital stock under the Company's certificate of incorporation or by-laws or the corporate laws of the state of incorporation of the Company or the Other Agreements.

    (xiv) The Company is not an investment company required to register under the Investment Company Act of 1940, as amended.

     We have participated in conferences in connection with the preparation of the Registration Statement and the Prospectus. We have also reviewed the Registration Statement, the documents incorporated therein on March 31, 2003, the Prospectus and the Incorporated Documents, but have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated in those documents. The limitations inherent in such participation and review, and the knowledge available to us, are such that we are unable to assume, and we do not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraphs (viii) and
(ix) above). However, on the basis of such participation and review, we do not believe that the Registration Statement and the documents incorporated therein on March 31, 2003, considered as a whole as of the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and we do not believe that the Prospectus and the Incorporated Documents, considered as a whole on the date hereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. However, we express no opinion or belief as to any document filed by the Company under the 1934 Act, as amended, whether before or after March 31, 2003, except to the extent that any such document is a document incorporated by reference in the Registration Statement as of March 31, 2003 read together with the Registration Statement and considered as a whole or is an Incorporated Document read together with the Prospectus and considered as a whole, nor do we express any opinion or belief as to the financial statements and other financial information contained or incorporated by reference in the Registration Statement, the documents incorporated therein on March 31, 2003, the Prospectus or the Incorporated Documents.

     Except for the matters described in the Registration Statement and the Incorporated Documents, we have not, since January 1, 2003 given substantive attention on behalf of the Company to, or represented the Company in connection with, any actions, suits or proceedings pending or threatened against the Company before any court, arbitrator or governmental agency, which (i) seek to affect the enforceability of the Transaction Documents or (ii) seek damages, as of the date hereof, in excess of $100,000. We call your attention to the fact that our engagement is limited to specific matters as to which we are consulted by the Company.

     We express no opinion as to the effect of subsequent issuances of securities of the Company to the extent that such issuances may result in such Company not having enough remaining authorized but unissued shares of Common Stock for the issuance of the Warrant Shares.

     We express no opinion as to any provision of the Transaction Documents requiring written amendments or waivers of the Transaction Documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

     We advise you that Section 13(b) of the Agreement, which provides for exclusive jurisdiction of the federal courts sitting in Los Angeles, California, may not be binding on the courts in the forum selected or excluded.

     Our opinion in paragraph (iii) above as to the enforceability of the Warrant is subject to public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification against its own negligence, willful misconduct or unlawful conduct.

     For purposes of the opinions expressed in paragraphs (iv) and (v), we have assumed that the Company will not in the future take any discretionary action (including a decision not to act) permitted by the Transaction Documents that would cause the performance of the Transaction Documents to violate any California or federal statute, rule or regulation or constitute a violation or breach of or default under any of the agreements, orders, judgments or decrees referred to in clauses (b) and (c) of paragraph (iv) or require an order, consent, permit or approval to be obtained from a California or federal governmental authority

     Our use of the terms "known to us," "to our knowledge," or similar phrases to qualify a statement in this opinion means that those attorneys in this firm who have given substantive attention to the representation described in the introductory paragraph of this opinion do not have current actual knowledge that the statement is inaccurate. Such terms do not include any knowledge of other attorneys within our firm (regardless of whether they have represented or are representing the Company in connection with any other matter) or any constructive or imputed notice of any matters or items of information. We have not undertaken any independent investigation to determine the accuracy of the statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company in connection with this opinion letter or in other matters. The law covered by this opinion is limited to the present federal law of the Unites States, the present law of the State of California and the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules or regulations of any county, municipality, subdivision or other local authority of any jurisdiction.

     This opinion is furnished by us as special counsel for the Company and may be relied upon by you only in connection with the Transaction Documents and the transactions contemplated thereby. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

                                         Respectfully submitted,